           AGREEMENT NO. 2 ADDRESSING RENEWABLE ENERGY PRICING ISSUES
                                     BETWEEN
                                   ORMESA LLC
                                  QFID NO. 3012
                                       AND
                       SOUTHERN CALIFORNIA EDISON COMPANY

1.    PARTIES.

The Parties this Agreement No. 2 Addressing Renewable Energy Pricing Issues
("Agreement") are ORMESA LLC, a Delaware limited liability company, ("SELLER"), and Southern California Edison Company ("EDISON"), a California corporation.
EDISON and SELLER are hereinafter sometimes referred to individually as a
"Party" and jointly as the "Parties."

2.    RECITALS.

This Agreement is entered into between the Parties with reference to the following facts:

2.1 On June 13, 1984, ORMESA LLC's predecessor and EDISON executed a power purchase agreement (the "Contract"), which establishes, among other things, the terms and conditions pursuant to which EDISON purchases electric power from
SELLER and SELLER sells electric power to EDISON. The power purchase agreement, together with all amendments is collectively referred to as the
"Contract."

2.2 THIS SECTION INTENTIONALLY LEFT BLANK.

2.3 Among other things, the Contract provides that EDISON will pay SELLER for energy delivered by SELLER to EDISON in accordance with the short run avoided cost ("SRAC") methodology established from time to time by the California Public
Utilities Commission ("Commission") for energy payments by EDISON to qualifying facilities ("QFs").

2.4 On June 19, 2001 ORMESA LLC's predecessor and EDISON entered into an
Agreement Re Renewable Pricing and Payment Issues. On November 30, 2001, ORMESA
LLC's predecessor and EDISON entered into Amendment No. 1 to the Agreement Re
Renewable Pricing and Payment Issues. The Agreement Re Renewable Pricing and
Payment Issues and Amendment No. 1 to Agreement Re Renewable Pricing and Payment
Issues are collectively referred to as the "Renewable Fixed Price Agreement."

2.5 The Renewable Fixed Price Agreement provides, among other things, that, notwithstanding anything in the Contract to the contrary, the SRAC for energy delivered to EDISON by SELLER for a period of five (5) years commencing May 1,
2002 (the "Initial Fixed Rate Period"), shall be a "fixed" price of 5.37
cents/kWh (the "Initial Fixed Rate") adjusted by Time-of-Delivery ("TOD")
factors set forth in EDISON's Time-of-Use rate schedule "TOU-8," in lieu of payments based upon the Commission-approved SRAC methodology.

                                        1

2.6 The Parties dispute the manner in which the Commission-approved SRAC methodology should be implemented and applied, and/or whether any new fixed energy rate should be approved, for energy deliveries under the Contract after the expiration of the Initial Fixed Rate Period. These issues are currently being litigated by EDISON at the Commission in Rulemaking ("R.") 04-04-003 and
R.04-04-025.

2.7 The Parties have agreed, subject to Commission Approval (as defined herein), upon New Fixed Rates (as defined herein) to be paid to SELLER for energy deliveries under the Contract during the New Fixed Rate Period (as defined herein) and upon certain other terms and conditions related to their agreement upon the New Fixed Rates and/or to be applicable during the New Fixed Rate
Period.

3.    AGREEMENT.

In consideration of the promises, mutual covenants and agreements hereinafter set forth, the Parties hereby agree to the following:

3.1.  EFFECTIVE DATE.

Except for the provisions the effectiveness of which is expressly conditioned upon Commission Approval (as defined below), this Agreement shall become effective on the date that it has been executed by duly authorized representatives of each of the Parties.

3.2   ENERGY PRICING DURING NEW FIXED RATE PERIOD.

3.2.1 NEW FIXED RATES.

Subject to Commission Approval (as defined below), notwithstanding any provision of the Contract to the contrary, commencing on May 1, 2007, and for a five (5)
year period thereafter ("New Fixed Rate Period"), SELLER hereby elects, and
EDISON agrees, that the price for energy delivered to EDISON by SELLER during the New Fixed Rate Period, shall be the prices ("New Fixed Rates") set forth in the table below, in lieu of the prices resulting from application of the
Commission-approved SRAC methodology; provided, however, that if the Contract terminates in accordance with its own terms, or for any other lawful reason, prior to the end of the New Fixed Rate Period, then the New Fixed Rate Period shall likewise terminate; and provided further, however, that to the extent
SELLER's solar thermal facility augments its energy input with natural gas or other clean burning alternative fuel, and with respect only to the deliveries from such facility that would, in the absence of this Agreement, be paid pursuant to the Commission-approved SRAC methodology, 75% of the energy price shall be set during the New Fixed Rate Period at the applicable New Fixed Rate and 25% of the energy price shall be calculated according to the
Commission-approved SRAC methodology applicable at the time (the "Blended Solar
Rates"). During the New Fixed Rate Period, the New Fixed Rates, or, in the case of solar thermal projects as provided above, the Blended Solar Rates, shall be adjusted by Time-of-Delivery ("TOD") factors set forth in EDISON's Time-of-Use rate schedule "TOU-8." The New Fixed Rates payable during the New Fixed Rate
Period are as follows:

                                        2

                                NEW FIXED RATE (CENTS/KWH)
                                    PAYABLE FOR ENERGY
                               DELIVERIES DURING APPLICABLE
ENERGY DELIVERY PERIOD            ENERGY DELIVERY PERIOD
----------------------------   ----------------------------
May 1, 2007 - April 30, 2008              6.1500
May 1, 2008 - April 30, 2009              6.2115
May 1, 2009 - April 30, 2010              6.2736
May 1, 2010 - April 30, 2011              6.3364
May 1, 2011 - April 30, 2012              6.3997

Commencing on May 1, 2012, the SRAC price payable to SELLER shall, for any remaining term of the Contract, be established in accordance with the
Commission-approved SRAC methodology, TOD factors and any energy loss adjustment factor then in effect.

3.2.2 ENERGY LOSS ADJUSTMENT FACTOR.

Unless otherwise specifically provided in the Contract, during the New Fixed
Rate Period, the energy loss adjustment factor ("ELAF") applicable to energy deliveries made to EDISON by SELLER will be 1.0.

3.3   RELATIONSHIP TO COMMISSION SRAC PROCEEDING.

Effective upon Commission Approval (as defined below), the Parties forever relinquish any rights or claims to pay or to be paid for energy deliveries during the New Fixed Rate period based upon terms or a rate of payment other than those set forth in this Agreement. The Parties further agree not to seek to enforce any order by the Commission or any court or governmental agency having jurisdiction that establishes terms or a rate of payment for energy deliveries during the New Fixed Rate Period other than those that set forth in this
Agreement.

3.4   ENVIRONMENTAL ATTRIBUTES, CAPACITY ATTRIBUTES AND RESOURCE ADEQUACY
      BENEFITS.

3.4.1 SELLER'S EXCLUSIVE CONVEYANCE TO EDISON OF ENVIRONMENTAL ATTRIBUTES,
      CAPACITY ATTRIBUTES AND RESOURCE ADEQUACY BENEFITS.

Subject to Commission Approval (as defined below), SELLER shall dedicate and convey all Environmental Attributes, Capacity Attributes and Resource Adequacy
Benefits generated or produced by SELLER during the New Fixed Rate Period to
EDISON and EDISON shall be given sole title during the New Fixed Rate Period to all such Capacity Attributes, Environmental Attributes and Resource Adequacy
Benefits. SELLER has not and will not convey to any person or entity other than
EDISON any Environmental

                                        3

Attributes, Capacity Attributes and Resource Adequacy Benefits associated with the output from SELLER'S generating facility throughout the New Fixed Rate
Period.

SELLER shall use commercially reasonable efforts to take all actions and execute all documents or instruments necessary (or to support EDISON's efforts) such that, upon the commencement of the New Fixed Rate Period and continuing until the end of the New Fixed Rate Period: (i) SELLER's generating facility is certified by the California Energy Commission ("CEC") as an Eligible Renewable
Energy Resource ("ERR") for purposes of the RPS Legislation; and (ii) all electrical output delivered to Edison from the generating facility is certified by the CEC as an ERR for purposes of the RPS Legislation.

In addition, SELLER shall take all actions and execute all documents or instruments necessary to effectuate the use of the Resource Adequacy Benefits associated with SELLER's generating facility for Edison's sole benefit throughout the Fixed Rate Period.

Such actions shall include, without limitation:

     Cooperating with and encouraging the regional entity responsible for resource adequacy administration to certify or qualify the generating facility capacity for resource adequacy purposes;

     Testing the generating facility in order to certify the generating facility capacity for resource adequacy purposes; and

     Committing to EDISON the generating facility capacity.

SELLER grants EDISON exclusive right, at any time or from time-to-time during the Fixed Rate Period, to sell, assign, convey, transfer, allocate, designate, award, report or otherwise provide any and all such Environmental Attributes,
Capacity Attributes and Resource Adequacy Benefits to third parties.

The inclusion in this Agreement of this Section 3.4 shall not be interpreted to support any Parties' position with respect to the ownership, or lack thereof, of
Environmental Attributes, Capacity Attributes or Resource Adequacy Benefits
associated with SELLER's generating facility and the electrical output of such generating facility under the Contract during periods other than the New Fixed
Rate Period. The Parties expressly reserve their respective positions with respect to the ownership of Environmental Attributes, Capacity Attributes or
Resource Adequacy Benefits associated with SELLER's generating facility and the electrical output of such generating facility under the Contract during periods other than the New Fixed Rate Period.

3.4.2 DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

     "Environmental Attributes" means any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, attributable to the generation from SELLER's generating facility and its displacement of conventional electric energy generation. Environmental Attributes include but are not limited to (i) any avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants; (ii) any avoided emissions of carbon dioxide (CO2), methane (CH4) and other greenhouse gases (GHGs)
     that have been determined by the United

                                        4

     Nations Intergovernmental Panel on Climate Change to contribute to the actual or potential threat of altering the Earth's climate by trapping heat in the atmosphere; and (iii) the reporting rights to these avoided emissions, such as Green Tag Reporting Rights. Green Tag Reporting Rights
     are the right of a Green Tag Purchaser to report the ownership of accumulated Green Tags in compliance with federal or state law, if applicable, and to a federal or state agency or any other party at the
     Green Tag Purchaser's discretion, and include, without limitation those
     Green Tag Reporting Rights accruing under Section 1605(b) of The Energy
     Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program.
     Green Tags are accumulated on a kWh basis and one Green Tag represents the
     Environmental Attributes associated with one (1) MWh of electric energy.

     Environmental Attributes do not include (i) any electric energy, capacity, reliability or other power attributes from SELLER's generating facility,
     (ii) production tax credits associated with the construction or operation of SELLER's generating facility and other financial incentives in the form of credits, reductions, or allowances associated with SELLER's generating facility that are applicable to a state or federal income taxation obligation, (iii) fuel-related subsidies or 'tipping fees' that may be paid to SELLER to accept certain fuels, or local subsidies received by the
     SELLER for the destruction of particular pre-existing pollutants or the promotion of local environmental benefits, or (iv) emission reduction credits encumbered or used by SELLER's generating facility for compliance with local, state, or federal operating and/or air quality permits. If
     SELLER's generating facility is a biomass or landfill gas facility and
     SELLER receives any tradable Environmental Attributes based on the greenhouse gas reduction benefits or other emission offsets attributed to its fuel usage, it shall provide EDISON with sufficient Environmental
     Attributes to ensure that there are zero net emissions associated with the production of electricity from such facility.

     "ERR" means an eligible renewable energy resource for purposes of the RPS
     Legislation.

     "Capacity Attributes" means any and all current or future defined characteristics certificates, tag, credits, ancillary service attributes, or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with SELLER'S generating facility or any unit of generating, capacity of the generating facility during the New Fixed Rate Period.

     "Resource Adequacy Benefits" means the rights and privileges attached to any generating resource that satisfies any entity's resource adequacy obligations, as those obligations are set forth in any Resource Adequacy
     Rulings.

     "Resource Adequacy Rulings" means Commission Decisions 04-01-050, 04-10-035 and any subsequent Commission ruling or decision, or any other resource adequacy laws, rules or regulations enacted, adopted or promulgated by any applicable governmental authority, as such decisions, rulings, laws, rules or regulations may be amended or modified from time to time during the New
     Fixed Rate Period.

                                        5

     "RPS Legislation" means the State of California Renewable Portfolio
     Standard Program, as codified at California Public Utilities Code Section
     399.11 et seq. or any successor to this legislation.

4.    OTHER TERMS AND CONDITIONS.

4.1   COMMISSION APPROVAL.

Sections 3.2.1, 3.2.2, 3.3, 3.4.1 and 3.4.2 of this Agreement, or, in the alternative, of any form agreement upon which this Agreement is based if EDISON submits that form instead to the Commission, are subject to Commission Approval as to reasonableness for purposes of rate recovery by EDISON, and shall not become effective until Commission Approval has been obtained or waived by
EDISON, as provided herein. "Commission Approval," as used in this Agreement, shall mean that the Commission has issued a final decision, no longer subject to appeal, approving this Agreement or the standardized form, as appropriate, without condition or modification unacceptable to the Parties, and containing findings to the effect that: (i) this Agreement (or the standardized form) and
EDISON's entry into this Agreement (or any agreement based substantially on the standardized form) are reasonable and prudent for all purposes, including, but not limited to, recovery of all payments made pursuant hereto in rates, subject only to review with respect to the reasonableness of EDISON's future administration of the Contract and this Agreement, and (ii) the terms of this
Agreement shall be in lieu of and replace in their entirety such orders as the
Commission may have previously issued or may hereafter issue that either require
EDISON to make any payments to SELLER for energy deliveries during the New Fixed
Rate Period that are different from or are in addition to the payment obligations established by this Agreement. EDISON shall file with the Commission the appropriate request for approval of this Agreement or the standardized form, as appropriate, and seek such approval expeditiously. SELLER shall use reasonable efforts in cooperation with EDISON for the purpose of obtaining
Commission Approval.

4.2   WAIVER OF COMMISSION APPROVAL.

In its sole discretion, EDISON may waive Commission Approval as to all or any individual aspect of this Agreement requiring Commission Approval at any time by giving notice of such waiver in writing to SELLER.

4.3   EFFECT ON CONTRACT.

Except as expressly provided herein, all provisions of the Contract, including but not limited to the capacity payment provisions, shall remain in effect and unchanged and shall not be affected by the terms and conditions of this
Agreement. Nothing herein shall be read to extend the term of the Contract.

4.4   NO WAIVER.

None of the provisions of this Agreement, including this paragraph, shall be considered waived by either Party unless such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

                                        6

4.5   FURTHER AGREEMENTS.

This Agreement shall not be amended, changed, modified, abrogated or superseded by a subsequent agreement unless such subsequent agreement is in the form of a written instrument signed by the Parties.

4.6   ENTIRE AGREEMENT.

Subject to the provisions of Section 4.3 hereof, this Agreement constitutes the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, undertakings, and agreements between the Parties concerning the subject matter of this Agreement.

4.7   SUCCESSOR AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

4.8   CONSTRUCTION.

This Agreement is the result of negotiation and each Party has participated in the preparation of this Agreement. Accordingly, any rules of construction to the effect that an ambiguity is to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Furthermore, the underlined headings used in this Agreement are for reference purposes only and do not themselves constitute any of the terms of this Agreement.

4.9   GOVERNING LAW.

This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the
State of California.

4.10  NO PRECEDENT; USE IN LITIGATION.

Each Party agrees that this Agreement arises from unique facts and circumstances and, as such, the various provisions of this Agreement, such as, but not limited to, the New Fixed Rates shall not be used as evidence, or the basis for disputing the validity or appropriateness of such rates, or for determination of avoided costs before the Commission, the Federal Energy Regulatory Commission
or any court or other judicial or quasi-judicial body, and nothing herein may be used as an admission against any Party. Neither Party will introduce or otherwise use this Agreement or any of its terms or conditions in any judicial or administrative proceeding or to influence any governmental action, other than for the purpose of enforcing the terms and conditions of this Agreement.

4.11  AUTHORIZED SIGNATURES; NOTICES.

Each Party represents and warrants that the person who signs below on behalf of that Party has authority to execute this Agreement on behalf of such party and to bind such Party to this Agreement. All notices given under this Agreement shall be in writing and shall be effective on the same day if delivered by personal delivery or facsimile transmission, one day after sending if delivered by overnight delivery service, or five days after sending if delivered by first class U.S. mail. Notices shall be directed to the individual or individuals who are designated to receive notices under the Contract.

                                        7

4.12  TERMINATION.

This Agreement shall terminate automatically in its entirety two hundred and ten
(210) days from the date on which this Agreement has been executed by the
Parties if Commission Approval, as defined in Section 4.1 of the Agreement, has not been obtained or waived by EDISON. However, the entirety of Section 4.10 shall survive any termination of this Agreement.

4.13  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document and which together shall constitute a single instrument.

ORMESA LLC
   a Delaware limited liability company
   By: ORMAT FUNDING CORP., Sole Member

By: /s/ Ran Raviv
    ----------------------------------------
Name: RAN RAVIV
Title: VICE PRESIDENT

Date: May 10, 2006

SOUTHERN CALIFORNIA EDISON COMPANY,
   a California corporation

By: /s/ Pedro J. Pizarro
    ----------------------------------------
    Pedro J. Pizarro
    Senior Vice President, Power Procurement

Date: 5/10/2006

                                        8